The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 28, 2026

Citigroup Global Markets Holdings Inc.	September , 2026 Medium-Term Senior Notes, Series N Pricing Supplement No. 2026-USNCH[ ] Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-293732 and 333-293732-02

Buffered Autocallable Securities Linked to the Worst Performing of Comfort Systems USA, Inc., ASML Holding N.V. and TransDigm Group Incorporated Due September 7, 2029

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest, do not guarantee the repayment of principal at maturity and are subject to potential automatic early redemption on a periodic basis on the terms described below. Your return on the securities will depend on the performance of the underlyings specified below.

▪	Potential for automatic early redemption at a premium. The securities will be automatically redeemed at a premium following an interim valuation date if, as of that interim valuation date, each underlying has “knocked in” on that interim valuation date or on at least one prior interim valuation date. An underlying will “knock in” on an interim valuation date if its closing value on that interim valuation date is greater than or equal to its initial underlying value. We refer to any underlying that has knocked in on at least one interim valuation date, or that knocks in on the final valuation date, as a “knocked-in underlying”, regardless of whether it knocks in on any other date or dates.

▪	Potential for premium at maturity; potential for loss of principal. If the securities are not automatically redeemed prior to maturity, the securities offer (i) the potential for repayment of principal plus a premium at maturity if each underlying that has not become a knocked-in underlying on any interim valuation date knocks in on the final valuation date, (ii) repayment of the stated principal amount at maturity, with no premium, if any underlying has not become a knocked-in underlying on any valuation date and if the final underlying value of the worst performing underlying is greater than its final buffer value specified below and (iii) a limited buffer against any depreciation of the worst performing underlying from its initial underlying value to its final underlying value as described below. An underlying will knock in on the final valuation date if its final underlying value is greater than or equal to its initial underlying value. If any underlying has failed to become a knocked-in underlying on any interim valuation date or on the final valuation date, then you will not receive a premium and your payment at maturity will depend on the final underlying value of the worst performing underlying. In this scenario, if the final underlying value of the worst performing underlying is greater than or equal to its final buffer value specified below, then you will be repaid the stated principal amount of your securities at maturity. However, if the final underlying value of the worst performing underlying is less than its final buffer value, which means that the worst performing underlying has depreciated by more than the buffer percentage from its initial underlying value to its final underlying value, you will lose more than 1% of the stated principal amount of your securities for every 1% by which that depreciation exceeds the buffer percentage. Accordingly, the lower the final underlying value of the worst performing underlying, the less benefit you will receive from the buffer percentage. There is no minimum payment at maturity on the securities, and you may lose your entire investment in the securities.

▪	You will be subject to risks associated with each of the underlyings and will be negatively affected by adverse movements in any one of the underlyings. Although you will have downside exposure to the worst performing underlying, you will not receive dividends with respect to any underlying or participate in any appreciation of any underlying.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlyings:	Underlying	Initial underlying value*	Final buffer value**
	Comfort Systems USA, Inc.	$	$
	ASML Holding N.V.	$	$
	TransDigm Group Incorporated	$	$
*For each underlying, its closing value on the pricing date **For each underlying, 60.00% of its initial underlying value
Stated principal amount:	$1,000 per security
Pricing date:	September 4, 2026
Issue date:	September 10, 2026
Interim valuation dates:	December 4, 2026, January 4, 2027, February 4, 2027, March 4, 2027, April 5, 2027, May 4, 2027, June 4, 2027, July 6, 2027, August 4, 2027, September 7, 2027, October 4, 2027, November 4, 2027, December 6, 2027, January 4, 2028, February 4, 2028, March 6, 2028, April 4, 2028, May 4, 2028, June 5, 2028, July 5, 2028, August 4, 2028, September 5, 2028, October 4, 2028, November 6, 2028, December 4, 2028, January 4, 2029, February 5, 2029, March 5, 2029, April 4, 2029, May 4, 2029, June 4, 2029, July 5, 2029 and August 6, 2029, each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Final valuation date:	September 4, 2029, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Maturity date:	Unless earlier redeemed, September 7, 2029
Automatic early redemption:	If, as of any interim valuation date, each underlying has become a knocked-in underlying, the securities will be automatically redeemed on the third business day immediately following that interim valuation date for an amount in cash per security equal to $1,000 plus the applicable premium. If the securities are automatically redeemed following any interim valuation date, they will cease to be outstanding and you will not receive any further payments on the securities.
Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will receive at maturity, for each security you then hold, an amount in cash equal to:

•    If, as of the final valuation date, each underlying has become a knocked-in underlying: $1,000 plus the applicable premium

•    If, as of the final valuation date, any underlying has not become a knocked-in underlying and:

o    the final underlying value of the worst performing underlying is greater than or equal to its final buffer value: $1,000

o    the final underlying value of the worst performing underlying is less than its final buffer value: $1,000 + [$1,000 × the buffer rate × (the underlying return of the worst performing underlying + the buffer percentage)]

If any underlying has not become a knocked-in underlying as of the final valuation date, and if the final underlying value of the worst performing underlying is less than its final buffer value, which means that the worst performing underlying has depreciated from its initial underlying value by more than the buffer percentage, you will lose more than 1% of the stated principal amount of your securities at maturity for every 1% by which that depreciation exceeds the buffer percentage. Accordingly, the lower the final underlying value of the worst performing underlying, the less benefit you will receive from the buffer.

Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	—	$1,000.00
Total:		$—	$

(Key Terms continued on next page)

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $921.00 per security, which will be less than the issue price.  The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI will pay selected dealers a structuring fee of up to $2.50 for each security they sell. For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus. In addition, CGMI will pay to one or more electronic platform providers a fee for each security sold in this offering where related selected dealers and/or custodians implement or utilize such providers.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-8.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-12 dated February 25, 2026         Prospectus Supplement and Prospectus each dated February 25, 2026

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

KEY TERMS (continued)
Premiums:

The applicable premium upon automatic early redemption or at maturity is set forth below. The premium may be significantly less than the appreciation of any underlying from the pricing date to the applicable interim valuation date or the final valuation date, as the case may be.

• December 4, 2026:	8.7500% of the stated principal amount
• January 4, 2027:	11.6667% of the stated principal amount
• February 4, 2027:	14.5833% of the stated principal amount
• March 4, 2027:	17.5000% of the stated principal amount
• April 5, 2027:	20.4167% of the stated principal amount
• May 4, 2027:	23.3333% of the stated principal amount
• June 4, 2027:	26.2500% of the stated principal amount
• July 6, 2027:	29.1667% of the stated principal amount
• August 4, 2027:	32.0833% of the stated principal amount
• September 7, 2027:	35.0000% of the stated principal amount
• October 4, 2027:	37.9167% of the stated principal amount
• November 4, 2027:	40.8333% of the stated principal amount
• December 6, 2027:	43.7500% of the stated principal amount
• January 4, 2028:	46.6667% of the stated principal amount
• February 4, 2028:	49.5833% of the stated principal amount
• March 6, 2028:	52.5000% of the stated principal amount
• April 4, 2028:	55.4167% of the stated principal amount
• May 4, 2028:	58.3333% of the stated principal amount
• June 5, 2028:	61.2500% of the stated principal amount
• July 5, 2028:	64.1667% of the stated principal amount
• August 4, 2028:	67.0833% of the stated principal amount
• September 5, 2028:	70.0000% of the stated principal amount
• October 4, 2028:	72.9167% of the stated principal amount
• November 6, 2028:	75.8333% of the stated principal amount
• December 4, 2028:	78.7500% of the stated principal amount
• January 4, 2029:	81.6667% of the stated principal amount
• February 5, 2029:	84.5833% of the stated principal amount
• March 5, 2029:	87.5000% of the stated principal amount
• April 4, 2029:	90.4167% of the stated principal amount
• May 4, 2029:	93.3333% of the stated principal amount
• June 4, 2029:	96.2500% of the stated principal amount
• July 5, 2029:	99.1667% of the stated principal amount
• August 6, 2029:	102.0833% of the stated principal amount
• September 4, 2029 (the “final valuation date”):	105.0000% of the stated principal amount
Knock in:	An underlying will “knock in” on an interim valuation date or on the final valuation date if its closing value on that date is greater than or equal to its initial underlying value.
Knocked-in underlying:	A “knocked-in underlying” is an underlying that has knocked in on at least one interim valuation date or on the final valuation date. An underlying that knocks in on any interim valuation date or on the final valuation date will be a knocked-in underlying, regardless of whether it knocks in on any other date or dates.
Final underlying value:	For each underlying, its closing value on the final valuation date
Worst performing underlying:	The underlying with the lowest underlying return
Underlying return:	For each underlying, (i) its final underlying value minus its initial underlying value, divided by (ii) its initial underlying value
Buffer percentage:	40.00%
Buffer rate:	The initial underlying value of the worst performing underlying divided by its final buffer value, which is approximately 166.667%
Paying agent:	Citibank, N.A.
CUSIP / ISIN:	17334CV27 / US17334CV279

Citigroup Global Markets Holdings Inc.

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, the accompanying product supplement contains important information about how the closing value of each underlying will be determined and about adjustments that may be made to the terms of the securities upon the occurrence of market disruption events and other specified events with respect to each underlying. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Closing Value. The “closing value” of each underlying on any date is the closing price of its underlying shares on such date, as described in the accompanying product supplement. The “underlying shares” of (i) Comfort Systems USA, Inc. and TransDigm Group Incorporated are their respective shares of common stock and (ii) ASML Holding N.V. are its ordinary shares. Please see the accompanying product supplement for more information.

Citigroup Global Markets Holdings Inc.

Hypothetical Payment Upon Automatic Early Redemption or at Maturity if Each Underlying Has Knocked In

The following table illustrates how the amount payable per security upon automatic early redemption or at maturity will be calculated if each underlying has become a knocked-in underlying as of any interim valuation date or as of the final valuation date, as applicable.

If the first valuation date as of which each underlying has become a knocked-in underlying is...	...then you will receive the following payment per security upon automatic early redemption or at maturity, as applicable:
December 4, 2026	$1,000.00 + applicable premium = $1,000.00 + $87.500 = $1,087.500
January 4, 2027	$1,000.00 + applicable premium = $1,000.00 + $116.667 = $1,116.667
February 4, 2027	$1,000.00 + applicable premium = $1,000.00 + $145.833 = $1,145.833
March 4, 2027	$1,000.00 + applicable premium = $1,000.00 + $175.000 = $1,175.000
April 5, 2027	$1,000.00 + applicable premium = $1,000.00 + $204.167 = $1,204.167
May 4, 2027	$1,000.00 + applicable premium = $1,000.00 + $233.333 = $1,233.333
June 4, 2027	$1,000.00 + applicable premium = $1,000.00 + $262.500 = $1,262.500
July 6, 2027	$1,000.00 + applicable premium = $1,000.00 + $291.667 = $1,291.667
August 4, 2027	$1,000.00 + applicable premium = $1,000.00 + $320.833 = $1,320.833
September 7, 2027	$1,000.00 + applicable premium = $1,000.00 + $350.000 = $1,350.000
October 4, 2027	$1,000.00 + applicable premium = $1,000.00 + $379.167 = $1,379.167
November 4, 2027	$1,000.00 + applicable premium = $1,000.00 + $408.333 = $1,408.333
December 6, 2027	$1,000.00 + applicable premium = $1,000.00 + $437.500 = $1,437.500
January 4, 2028	$1,000.00 + applicable premium = $1,000.00 + $466.667 = $1,466.667
February 4, 2028	$1,000.00 + applicable premium = $1,000.00 + $495.833 = $1,495.833
March 6, 2028	$1,000.00 + applicable premium = $1,000.00 + $525.000 = $1,525.000
April 4, 2028	$1,000.00 + applicable premium = $1,000.00 + $554.167 = $1,554.167
May 4, 2028	$1,000.00 + applicable premium = $1,000.00 + $583.333 = $1,583.333
June 5, 2028	$1,000.00 + applicable premium = $1,000.00 + $612.500 = $1,612.500
July 5, 2028	$1,000.00 + applicable premium = $1,000.00 + $641.667 = $1,641.667
August 4, 2028	$1,000.00 + applicable premium = $1,000.00 + $670.833 = $1,670.833
September 5, 2028	$1,000.00 + applicable premium = $1,000.00 + $700.000 = $1,700.000
October 4, 2028	$1,000.00 + applicable premium = $1,000.00 + $729.167 = $1,729.167
November 6, 2028	$1,000.00 + applicable premium = $1,000.00 + $758.333 = $1,758.333
December 4, 2028	$1,000.00 + applicable premium = $1,000.00 + $787.500 = $1,787.500
January 4, 2029	$1,000.00 + applicable premium = $1,000.00 + $816.667 = $1,816.667
February 5, 2029	$1,000.00 + applicable premium = $1,000.00 + $845.833 = $1,845.833
March 5, 2029	$1,000.00 + applicable premium = $1,000.00 + $875.000 = $1,875.000
April 4, 2029	$1,000.00 + applicable premium = $1,000.00 + $904.167 = $1,904.167
May 4, 2029	$1,000.00 + applicable premium = $1,000.00 + $933.333 = $1,933.333
June 4, 2029	$1,000.00 + applicable premium = $1,000.00 + $962.500 = $1,962.500
July 5, 2029	$1,000.00 + applicable premium = $1,000.00 + $991.667 = $1,991.667
August 6, 2029	$1,000.00 + applicable premium = $1,000.00 + $1,020.833 = $2,020.833
September 4, 2029 (final valuation date)	$1,000.00 + applicable premium = $1,000.00 + $1,050.000 = $2,050.000

If, as of any valuation date (whether an interim valuation date or the final valuation date), any underlying has become a knocked-in underlying but any other underlying has not become a knocked-in underlying, you will not receive the premium indicated above following that valuation date. In order to receive the premium indicated above following a valuation date, each underlying must have become a knocked-in underlying as of that valuation date.

Citigroup Global Markets Holdings Inc.

Hypothetical Examples of the Payment at Maturity if Any Underlying Has Not Knocked In

The examples below are intended to illustrate how, if the securities are not automatically redeemed prior to maturity and any underlying has not become a knocked-in underlying as of the final valuation date, your payment at maturity will depend on the final underlying value of the worst performing underlying.  The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of any payment that may be made on the securities.

The examples below are based on the following hypothetical values and do not reflect the actual initial underlying values or final buffer values of the underlyings. For the actual initial underlying value and final buffer value of each underlying, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial underlying value and final buffer value of each underlying, and not the hypothetical values indicated below. For ease of analysis, figures below have been rounded.

Underlying	Hypothetical initial underlying value	Hypothetical final buffer value
Comfort Systems USA, Inc.	$100.00	$60.00 (60% of its hypothetical initial underlying value)
ASML Holding N.V.	$100.00	$60.00 (60% of its hypothetical initial underlying value)
TransDigm Group Incorporated	$100.00	$60.00 (60% of its hypothetical initial underlying value)

Example 1—Par Scenario. The final underlying value of the worst performing underlying is $80.00, resulting in a -20.00% underlying return for the worst performing underlying. In this example, the final underlying value of the worst performing underlying is greater than its final buffer value.

Underlying	Hypothetical final underlying value	Hypothetical underlying return
Comfort Systems USA, Inc.	$110.00	10.00%
ASML Holding N.V.*	$80.00	-20.00%
TransDigm Group Incorporated	$90.00	-10.00%

* Worst performing underlying

Payment at maturity per security = $1,000

In this scenario, because the final underlying value of the worst performing underlying is greater than its final buffer value, you would be repaid the stated principal amount of your securities at maturity but would not receive any positive return on your investment.

Example 2—Downside Scenario A. The final underlying value of the worst performing underlying is $50.00, resulting in a -50.00% underlying return for the worst performing underlying. In this example, the final underlying value of the worst performing underlying is less than its final buffer value.

Underlying	Hypothetical final underlying value	Hypothetical underlying return
Comfort Systems USA, Inc.*	$50.00	-50.00%
ASML Holding N.V.	$85.00	-15.00%
TransDigm Group Incorporated	$120.00	20.00%

* Worst performing underlying

Payment at maturity per security = $1,000 + [$1,000 × the buffer rate × (the underlying return of the worst performing underlying + the buffer percentage)]

= $1,000 + [$1,000 × 1.66667 × (-50.00% + 40.00%)]

= $1,000 + [$1,000 × 1.66667 × -10.00%]

= $1,000 + -$166.667

= $833.333

In this scenario, the worst performing underlying has depreciated from its initial underlying value to its final underlying value by more than the buffer percentage. As a result, your total return at maturity in this scenario would be negative and would reflect a loss of more than 1% of the stated principal amount of your securities (at a rate equal to the buffer rate) for every 1% by which the worst performing underlying declined beyond the buffer percentage.

Example 3—Downside Scenario B. The final underlying value of the worst performing underlying is $20.00, resulting in a -80.00% underlying return for the worst performing underlying. In this example, the final underlying value of the worst performing underlying is less than its final buffer value.

Underlying	Hypothetical final underlying value	Hypothetical underlying return
Comfort Systems USA, Inc.	$60.00	-40.00%
ASML Holding N.V.*	$20.00	-80.00%
TransDigm Group Incorporated	$80.00	-20.00%

* Worst performing underlying

Payment at maturity per security = $1,000 + [$1,000 × the buffer rate × (the underlying return of the worst performing underlying + the buffer percentage)]

= $1,000 + [$1,000 × 1.66667 × (-80.00% + 40.00%)]

= $1,000 + [$1,000 × 1.66667 × -40.00%]

= $1,000 + -$666.667

= $333.333

Citigroup Global Markets Holdings Inc.

In this scenario, the worst performing underlying has depreciated from its initial underlying value to its final underlying value by more than the buffer percentage. As a result, your total return at maturity in this scenario would be negative and would reflect a loss of more than 1% of the stated principal amount of your securities (at a rate equal to the buffer rate) for every 1% by which the worst performing underlying declined beyond the buffer percentage. A comparison of this example with the previous example illustrates the diminishing benefit of the buffer the greater the depreciation of the worst performing underlying. The greater the depreciation of the worst performing underlying, the closer your negative return on the securities will be to the depreciation of the worst performing underlying.

Example 4—Downside Scenario C. The final underlying value of the worst performing underlying is $0.00, resulting in a -100.00% underlying return for the worst performing underlying. In this example, the final underlying value of the worst performing underlying is less than its final buffer value.

Underlying	Hypothetical final underlying value	Hypothetical underlying return
Comfort Systems USA, Inc.	$50.00	-50.00%
ASML Holding N.V.	$75.00	-25.00%
TransDigm Group Incorporated *	$0.00	-100.00%

* Worst performing underlying

Payment at maturity per security = $1,000 + [$1,000 × the buffer rate × (the underlying return of the worst performing underlying + the buffer percentage)]

= $1,000 + [$1,000 × 1.66667 × (-100.00% + 40.00%)]

= $1,000 + [$1,000 × 1.66667 × -60.00%]

= $1,000 + -$1,000.00

= $0.00

In this scenario, you would lose your entire investment in the securities at maturity.

Citigroup Global Markets Holdings Inc.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each underlying. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If any underlying does not become a knocked-in underlying by the final valuation date, your payment at maturity will depend on the final underlying value of the worst performing underlying. If the final underlying value of the worst performing underlying is less than its final buffer value, which means that the worst performing underlying has depreciated from its initial underlying value by more than the buffer percentage, you will lose more than 1% of the stated principal amount of the securities for every 1% by which that depreciation exceeds the buffer percentage. You should understand that any depreciation of the worst performing underlying in excess of the buffer percentage will result in a magnified loss to your investment at a rate equal to the buffer rate, which will progressively offset any protection that the buffer percentage would offer. The lower the final underlying value of the worst performing underlying, the less benefit you will receive from the buffer percentage. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	Your potential return on the securities is limited. Your potential return on the securities is limited to the applicable premium payable upon automatic early redemption or at maturity, as described under “Key Terms” above. If, as of any interim valuation date, each underlying has become a knocked-in underlying, you will be repaid the stated principal amount of your securities and will receive the applicable fixed premium, regardless of how significantly the closing value of any underlying on any interim valuation date may exceed its initial underlying value. If the securities are not automatically redeemed prior to maturity, you will be repaid the stated principal amount of your securities plus the applicable premium so long as the final underlying value of each underlying that has not become a knocked-in underlying on any interim valuation date is greater than or equal to its initial underlying value, even if the final underlying value of any underlying exceeds its initial underlying value by more than the applicable premium. Accordingly, any premium you may receive may result in a return on the securities that is significantly less than the return you could have achieved on a direct investment in any or all of the underlyings.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	The securities are subject to heightened risk because they have multiple underlyings. The securities are more risky than similar investments that may be available with only one underlying. With multiple underlyings, there is a greater chance that any one underlying will perform poorly, adversely affecting your return on the securities.

▪	The securities are subject to the risks of each of the underlyings and will be negatively affected if any one underlying performs poorly, regardless of the performance of any other underlying. You are subject to risks associated with each of the underlyings. If any one underlying performs poorly, you will be negatively affected, regardless of the performance of any other underlying. The securities are not linked to a basket composed of the underlyings, where the blended performance of the underlyings would be better than the performance of the worst performing underlying alone. Instead, you are subject to the full risks of whichever of the underlyings is the worst performing underlying.

▪	You will not benefit in any way from the performance of any better performing underlying. The return on the securities depends solely on the performance of the worst performing of the underlyings, and you will not benefit in any way from the performance of any better performing underlying.

▪	You will be subject to risks relating to the relationship between the underlyings. It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that their closing values tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship. The less correlated the underlyings, the more likely it is that any one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly. It is impossible to predict what the relationship between the underlyings will be over the term of the securities. The underlyings differ in significant ways and, therefore, may not be correlated with each other.

▪	The securities may be automatically redeemed prior to maturity, limiting the term of the securities. If, as of any interim valuation date, each underlying has become a knocked-in underlying, the securities will be automatically redeemed following that interim valuation date. If the securities are automatically redeemed following that interim valuation date, they will cease to be outstanding and you will not receive the higher premium applicable to any later interim valuation date or to the payment at maturity. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

▪	The securities offer downside exposure to the worst performing underlying, but no upside exposure to any underlying. You will not participate in any appreciation in the value of any underlying over the term of the securities. Consequently, your return on the

Citigroup Global Markets Holdings Inc.

securities will be limited to the premium payable upon an automatic early redemption or the applicable premium payable at maturity, as the case may be, and may be significantly less than the return on any underlying over the term of the securities.

▪	You will not receive dividends or have any other rights with respect to the underlyings. You will not receive any dividends with respect to the underlyings. This lost dividend yield may be significant over the term of the securities. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities. In addition, you will not have voting rights or any other rights with respect to the underlyings. If any change to the underlying shares is proposed, such as an amendment to the underlying’s organizational documents, you will not have the right to vote on such change. Any such change may adversely affect the market value of the underlyings.

▪	The performance of the securities will depend on the closing values of the underlyings solely on the interim valuation dates and final valuation date, which makes the securities particularly sensitive to the volatility of the closing values of the underlyings. Whether the securities will be automatically redeemed prior to maturity will depend on the closing values of the underlyings solely on the interim valuation dates, regardless of the closing values of the underlyings on other days during the term of the securities. If any underlying does not become a knocked-in underlying by the final valuation date, what you receive at maturity will depend solely on the final underlying value of the worst performing underlying, and not the closing value of the underlyings on any other days during the term of the securities. Because the performance of the securities depends on the closing values of the underlyings on a limited number of dates, the securities will be particularly sensitive to the volatility of the closing values of the underlyings. You should understand that the closing value of each underlying has historically been highly volatile.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

Citigroup Global Markets Holdings Inc.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Our offering of the securities is not a recommendation of any underlying. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

▪	The closing value of an underlying may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines. In addition, in the course of this business, we or our affiliates may acquire non-public information, which will not be disclosed to you.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities” in the accompanying product supplement.

▪	Even if an underlying pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid by an underlying unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing value of that underlying on the date of declaration of the dividend. Any dividend will reduce the closing value of the underlying by the amount of the dividend per share. If an underlying pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that may have a dilutive effect on or otherwise adversely affect the closing value of an underlying. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional underlying share issuances. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares of an underlying would not.

▪	The securities may become linked to an underlying other than an original underlying upon the occurrence of a reorganization event or upon the delisting of the underlying shares of that original underlying. For example, if an underlying enters into a merger agreement that provides for holders of its underlying shares to receive shares of another entity and such shares are marketable

Citigroup Global Markets Holdings Inc.

securities, the closing value of that underlying following consummation of the merger will be based on the value of such other shares. Additionally, if the underlying shares of an underlying are delisted, the calculation agent may select a successor underlying. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF” in the accompanying product supplement.

▪	The securities are subject to risks associated with non-U.S. companies. ASML Holding N.V. is a non-U.S. company. The value of this underlying, therefore, may be affected by political, economic, financial and social factors in the country where the underlying is located, including changes in that country’s governmental, economic and fiscal policies, currency exchange laws or other laws or restrictions.

▪	If the underlying shares of an underlying are delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting of an Underlying Company” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Citigroup Global Markets Holdings Inc.

Information About Comfort Systems USA, Inc.

Comfort Systems USA, Inc. provides mechanical and electrical contracting services. The underlying shares of Comfort Systems USA, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Comfort Systems USA, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-13011 through the SEC’s website at http://www.sec.gov. In addition, information regarding Comfort Systems USA, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Comfort Systems USA, Inc. trade on the New York Stock Exchange under the ticker symbol “FIX.”

We have derived all information regarding Comfort Systems USA, Inc. from publicly available information and have not independently verified any information regarding Comfort Systems USA, Inc. This pricing supplement relates only to the securities and not to Comfort Systems USA, Inc. We make no representation as to the performance of Comfort Systems USA, Inc. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Comfort Systems USA, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of Comfort Systems USA, Inc. on August 26, 2026 was $1,615.69.

The graph below shows the closing value of Comfort Systems USA, Inc. for each day such value was available from January 4, 2016 to August 26, 2026. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Comfort Systems USA, Inc. – Historical Closing Values January 4, 2016 to August 26, 2026

Citigroup Global Markets Holdings Inc.

Information About ASML Holding N.V.

ASML Holding N.V., a Dutch company, provides chipmakers with hardware, software and services to mass produce patterns of integrated circuits (microchips). The underlying shares of ASML Holding N.V. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by ASML Holding N.V. pursuant to the Exchange Act can be located by reference to the SEC file number 001-33463 through the SEC’s website at http://www.sec.gov. In addition, information regarding ASML Holding N.V. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of ASML Holding N.V. trade on the Nasdaq Global Select Market under the ticker symbol “ASML.”

We have derived all information regarding ASML Holding N.V. from publicly available information and have not independently verified any information regarding ASML Holding N.V. This pricing supplement relates only to the securities and not to ASML Holding N.V. We make no representation as to the performance of ASML Holding N.V. over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. ASML Holding N.V. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of ASML Holding N.V. on August 26, 2026 was $1,745.64.

The graph below shows the closing value of ASML Holding N.V. for each day such value was available from January 4, 2016 to August 26, 2026. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

ASML Holding N.V. – Historical Closing Values January 4, 2016 to August 26, 2026

Citigroup Global Markets Holdings Inc.

Information About TransDigm Group Incorporated

TransDigm Group Incorporated operates as an aerospace manufacturing company. The company designs, produces, and supplies highly engineered aerospace systems, subsystems, and component parts, for nearly all aircraft currently in service. The underlying shares of TransDigm Group Incorporated are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by TransDigm Group Incorporated pursuant to the Exchange Act can be located by reference to the SEC file number 001-32833 through the SEC’s website at http://www.sec.gov. In addition, information regarding TransDigm Group Incorporated may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of TransDigm Group Incorporated trade on the New York Stock Exchange under the ticker symbol “TDG.”

We have derived all information regarding TransDigm Group Incorporated from publicly available information and have not independently verified any information regarding TransDigm Group Incorporated This pricing supplement relates only to the securities and not to TransDigm Group Incorporated. We make no representation as to the performance of TransDigm Group Incorporated over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. TransDigm Group Incorporated is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of TransDigm Group Incorporated on August 26, 2026 was $1,207.06.

The graph below shows the closing value of TransDigm Group Incorporated for each day such value was available from January 4, 2016 to August 26, 2026. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

TransDigm Group Incorporated – Historical Closing Values January 4, 2016 to August 26, 2026

Citigroup Global Markets Holdings Inc.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes.  By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities.  Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations.  However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one.  Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment.  Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Citigroup Global Markets Holdings Inc.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will not receive any underwriting fee for any securities sold in this offering. However, CGMI and its affiliates may profit from expected hedging activity related to this offering. From these expected hedging profits, CGMI will pay selected dealers participating in the distribution of the securities a structuring fee of up to $2.50 for each security sold in this offering. For the avoidance of doubt, any fees or selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models.  As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately four months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the four-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

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